Exhibit 99.1

FNSC Added to America’s Community Bankers NASDAQ Index

          SPARTANBURG, S.C., June 9 /PRNewswire-FirstCall/ -- First National Bancshares, Inc., the bank holding company for First National Bank of the South, announced today that its stock (NASDAQ: FNSC) has been added to the America’s Community Bankers (ACB) NASDAQ Index, ticker symbol ACBQ (NASDAQ: ACBQ).  The index includes more than 525 community banks with a market capitalization of nearly $220 billion.

          Jerry L. Calvert, President and CEO, said, “We are excited about First National’s addition to this prestigious index.  Meeting the selection criteria for inclusion in this index gives us the opportunity for national exposure which is sure to assist us as we continue to grow.”

          The index is the most broadly representative stock index for the community bank segment of the banking industry.  ACB and NASDAQ launched the index in December, 2003, to bring greater visibility to community banks, and in turn to promote greater market liquidity and fairer valuations.

          The index includes banks and thrifts listed on the NASDAQ, with the exception of any of the 50 largest bank and thrift charters based on asset size, banks classified as having an “international specialization” and banks classified as having a “credit card specialization.”  Asset size and business classifications are based on the most recently available FDIC data.  Eligible companies are added on June 1 and December 1.  The complete list can be accessed on ACB’s website at www.AmericasCommunityBankers.com.

          America’s Community Bankers is the national trade association committed to shaping the future of banking by being the innovative leader strengthening the competitive position of community banks.  To learn more about ACB, visit www.AmericasComunityBankers.com.

          First National Bank of the South is a wholly-owned subsidiary of First National Bancshares, Inc. (NASDAQ: FNSC), a $360 million-asset bank holding company based in Spartanburg, South Carolina. It was incorporated in 1999 to conduct general banking business through its bank subsidiary.  First National’s stock price closed at $19.03 per share on June 8, 2006.

          First National Bank of the South provides a wide range of financial services to consumer and commercial customers through two divisions.  The banking division operates four full-service offices, three in Spartanburg County; under the name First National Bank of Spartanburg, and one in Mount Pleasant, as well as loan production offices in Columbia, Daniel Island and Greenville, South Carolina.  First National has also received approval from the Office of the Comptroller of the Currency to open its fifth full-service branch and Greenville market headquarters at 3401 Pelham Road in Greenville, South Carolina.

          The Greenville loan production office also houses the small business lending division.  This division operates under the name First National Business Capital and provides small business lending services to customers in the Carolinas and Georgia.  First National also offers trust and investment management services to its customers through an alliance with Colonial Trust Company which has offices in Spartanburg and Greenville. Additional information about First National is available from its media room at http://firstnational-online.mediaroom.com.

          Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future growth and expectations and confidence in our loan quality, as well as any other statements that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected non-interest expenses or excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  For a more detailed description of factors that could cause or contribute to such differences, please see First National’s filings with the Securities and Exchange Commission.

          Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. First National undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SOURCE  First National Bancshares, Inc.
          -0-                                        06/09/2006
          /CONTACT:  Jerry L. Calvert of First National Bancshares, Inc.,
+1-864-594-5690, or cell, +1-864-590-8858/
          /Web site:    http://www.firstnational-online.com
                              http://firstnational-online.mediaroom.com
                              http://www.AmericasCommunityBankers.com /
          (FNSC)